EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the
Registration Statement on Form S-3 of our report dated February 22, 2005, except as to Note R, the date of which is March 31, 2005, on our audit of the consolidated financial statements of Milestone Scientific Inc. and subsidiaries as of December 31, 2004 and for the year then ended, which report appears in the
2004 annual report on Form 10-KSB of Milestone Scientific Inc. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Eisner LLP

New York, New York
September 28, 2005